EXHIBIT 99.1

Left Behind Games Inc. – Important Communication from the CEO

Dear Fellow Stockholders:

The purpose of this letter is to provide important information for you to protect your investment during this difficult economic time of uncertainty. Although I’m concerned that our new private placement may further impact your investment as a natural result of dilution, I’m very encouraged to announce a special opportunity for existing shareholders which may well recover most of your losses and earn a healthy profit going forward(1).

To comment on the worldwide economic decline, I believe what we need now more than ever is leadership. From my point of view, leaders never throw in the towel. Instead, they change and adapt and have an inherit ability to persevere where others fail. They never give up. Here at Inspired Media Entertainment(2) (Left Behind Games), we are blessed to have a staff of leaders who passionately believe in our cause and in the long-term benefits of our future. In much the same manner that Amazon.com or Ebay survived the dot-com failures, our company continues forward based upon our belief that Christian Games represent one of the largest growth segments in the entertainment business over the next five years. As your CEO, I’ve gone nearly 5 months without receiving a salary and I’m one of the only public company CEOs who has posted my phone number on our website. Why? Because I’ve been taught that good leaders are honest, transparent leaders. A good leader is one who is willing to be accountable to his shareholders and surrounds themselves with a solid team of advisors. And this is the reason our company is still in business; a great staff and the tremendous knowledge of our advisors.

As you know, we have not yet attained profitability, and accordingly, the dramatic decline in our stock price over the past nearly 2 years from $7.44 per share down to half a penny, is the result of our losses.

What you may not have known is that no other company yet, has profitably developed and published Christian video games on an annual basis, ever. In other words, our failures are not a reflection of our effort because there is no existing model to compare against. Instead, we have been pushing forward relentlessly as we learn lessons for the purpose of optimally reaching our primary buying base of consumers at a cost which returns the most profit.

I have attached a report made especially for you as an investor entitled, “Pioneering Christian Games”. In this report, you’ll better appreciate how our failures have become our lessons, as we continue to adapt to new challenges in our pursuit of profitability.

As you know, Christian music and movies have become successful in just the past 10-15 years. To us, it makes logical sense to look at the historical data prior to the rise in these industries and you will find that no organization successfully earned profits on an annual basis in any of these two markets. Today, Christian music now historically accounts for 5-10% of music industry sales(3) while Christian films(4) continue to flourish with numerous releases annually. We believe Christian Video Games represent the next form of media growth in the Christian marketplace.

After reading our report, you’ll see that a business model of profitability is taking shape and our Church Fundraising Program(5) is leading the way. But there are important questions we all have as shareholders.

What about the value of my investment and the lower price of shares in the open market?

The overwhelming reason our stock price declined is that many considered it overvalued. At its peak of $7.44, our company had a market value of more than $200 million(6). And we had not yet released our first product. Today, in contrast, our company is closer to profitability than ever with a diversified product line of six games(7), our stock price is ½ penny with a valuation of about $1 million(8). Once we announce profitability, what do you think are the chances our stock will rebound? Such an announcement will make us the first company to attain profitability in the new Christian Video Games industry.

After performing an analysis of currently registered stock, our stock represents a remarkable opportunity because most of our investors are buy-and-hold shareholders. As a result, only about $600,000 in stock has ever been sold below $.10 per share(9). For this reason, once any one of hundreds of fund managers chooses to add our stock to their portfolio, which is anticipated to occur once we announce profitability, our market capitalization will likely raise to a level of $20 million or more, representing a 20 times multiple on an investment to shareholders who buy at today’s prices.

What is the company’s plan for the future?

When we first started the company, we raised enough capital to build a large organization with 75 workers in 4 countries. That approach made the incorrect assumption that we could jump-start the new Christian Video Game marketplace by releasing a single game. In the past 18 months, we have continually been reducing expenses based upon a new philosophy, which is to have our “success” dictate our “rate of growth”. Accordingly, we expect expansion in each of the following areas: Christian Retailers, Church Fundraisers, Mainstream Retailers and International Sales.

Big New News : The LEFT BEHIND Brand

Effective October 10, 2008, based upon monthly royalty reports and payments to our licensor Tyndale House Publishers, our 3 year license term will begin to renew automatically. This essentially expands our relationship as we are now the long-term holder in perpetuity of the license to make electronic games based upon the Left Behind brand name. This is very valuable for our company, because a new blockbuster movie is expected to be launched once the movie rights are acquired from the previous studio. In such case, the value of our license rights will be immeasurable.

The LEFT BEHIND novels have sold more than 65,000,000 books(10) in the past 13 years. Our research indicates that 92%(11) of these readers will consider buying a LEFT BEHIND game for themselves or a family member.

Private Placement Offering

Effective immediately, a unique and special private placement offering is available to “existing shareholders” to substantially increase the value of your investment while reducing losses you have experienced as a result of our stock price decline. If you are interested, please just let me know.

In spite of our challenges, we remain committed to your financial success. Should you have any questions, do not hesitate to contact me at the number below.

Very kindly,

Troy Lyndon /s

Chief Executive Officer

Inspired Media Entertainment

Left Behind Games Inc.

troy@inspiredmedia.com

(951) 634-5457 Direct

1 Advice: http://www.streetauthority.com/terms/d/dollarcost.asp

2 Inspired Media website: http://www.inspiredmedia.com/

3 Christian music: http://www.gospelmusic.org/images/uploads/factsForms/2007_Industry_Brochure.pdf

4 Christian films: http://www.boxofficemojo.com/genres/chart/?id=christian.htm

5 Church Fundraising Program: http://www.inspiredmedia.com/churches.html

6 $7.44 per share  http://finance.yahoo.com/q/hp?s=LFBG.OB&a=09&b=27&c=2006&d=09&e=27&f=2006&g=d

7 Our Products: http://www.inspiredmedia.com/our_products.html

8 Current Valuation: http://finance.yahoo.com/q?s=LFBG.OB

9 Historical Stock Sales: http://finance.yahoo.com/q/hp?s=LFBG.OB&a=10&b=1&c=2007&d=10&e=1&f=2008&g=d

10 LEFT BEHIND; 65 million books: http://www.ecpa.org/pr/pr.php?id=87

11 92% indicated an interest http://www.inspiredmedia.com/research/Tyndale-VideoGameSurvey.pdf

This letter may contain certain “forward-looking statements” that are based on the Company’s current expectations, assumptions, estimates and projections about its business and industry.  various words, including, but not limited to, “may,” “expects,” “plans,” “anticipates,” “intends,” “will or would,” and similar expressions (modified as may be required by the context) are intended to identify “forward-looking statements.”  There can be no assurance that any of such statements will accurately predict future events, and actual results are subject to various risks and uncertainties that could cause the Company’s actual results to differ significantly and materially from those reflected in any forward-looking statements.

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Pioneering Christian Games (written by Troy Lyndon, CEO)

A previous version of this document was titled “Lessons Learned”. That and this current version, “Pioneering Christian Games” represents our ongoing written business knowledge of the trial and error process we’ve gone through as we pursue the first sustainable Christian video game business model.

Each section of this document refers to important experiences we’ve had, some in the past and some in the recent present.

To understand my viewpoint personally, as CEO, it may be helpful to share more of my background than most already know. In this way, perhaps you’ll understand why I, as well as our team, relentlessly pursue success and see a bright future.

Background

I was born nearly 44 years ago into a family which, on my mother’s side, was entirely Jewish; including the culture of family, confrontational communication styles, but the love of family, too! My mother converted to Catholicism by the time I was born and we became Episcopal by my 10th birthday; which was, at the time, called “Catholic light.”

In my own search for God as an adult, I have been a member of the Methodist, Baptist and Pentecostal churches. But now, I just consider myself a believer that Jesus is who He said He is. I’ve come to appreciate the ‘reverence’ of traditional denominational churches and the ‘expression’ of the charismatic faiths. I hold the view that God is very pleased to be worshipped in any style or form of expression. I am an evangelist at heart, but I know with certainty that only God can change someone’s heart and that God loves everyone. Recently, I’ve grown fond of my Jewish heritage and plan to learn more about the Torah and the original Hebrew scriptures through biblical study.

I started as a video game professional at the early age of 13. At age 22, I was asked by my employer Activision to work with George Lucas’ team to develop a game based upon his movie immediately after Star Wars: Return of the Jedi. At age 28, after a 15 years career, I was awarded the coveted Inc. Magazine Entrepreneur of the Year award by Merrill Lynch and Ernst & Young. I’m most well known as a prolific video game developer with credits which include John Madden Football, a game franchise which has since gone on to become a billion dollar franchise for Electronic Arts. About 11 years ago, I looked at and evaluated my life’s work; 50 or so video games. Other than some enjoyment I’d given people through games, nothing had any lasting or “eternal” value. At that time, I joined Campus Crusade for Christ and the Jesus Film Project, which is one of the largest missionary organizations in the world.

I spent 5 years on-staff and witnessed how they successfully distributed the most widely seen film about Jesus in history. They did this by translating the film into more than 962 languages while showing it to more than a billion people over the past 25+ years. There, I learned how they communicated with churches and ministries worldwide to facilitate widespread distribution, knowing full well how many differences each denomination has. From the most charismatic Christian to the largest traditional Christian and Catholic movements, everyone from the Pope to missionaries in the jungle have handed out this film to the populace on our earth. I was blessed to be involved in numerous multimedia products during my tenure, many of which can be seen on my old website at www.jesustechnologies.com. (FYI: it has not been updated in years)

Left Behind Games

When my wife and a friend recommended I get back into video games, this time with a purpose, I jumped at the opportunity. After several years of game development, beginning in 2001, we finally finished development and launched our first game in November 2006. We had prepared the company for large growth, based upon the popular Left Behind brand’s success. Each of the movies have generated more than $100 million in revenue; Wal-Mart has sold more than 30 million books. Wasn’t this the recipe for success? We built the company up to 75 workers in 4 countries with the intent to grow the business to 30 million in the first two years. We had the former Vice President of Sales from EA, the largest video game company in the world. He and all our advisors said we’d sell a minimum of 250,000 units in the first year. Surely the experts couldn’t be wrong.

Lesson #1 – Going Public through a Reverse Merger

My strongest experience is in building and running a company. The entire process of becoming public and managing a public company rested with people who are no longer with the company, those who expected to get rich quick and abandoned the idea of Christian video games after the anticipated launch didn’t work out about 18 months ago. Since then, I’ve been forced to learn a lot. Fortunately, our CFO had 16 years of experience in the public market and did a good job mentoring me on the quarterly filings. After the reverse merger to go public in Feb 2006, 100% of our shareholders were tied up and could not trade stock for a minimum of one year. However, after just 6 months, someone, perhaps a market maker or organization ran the stock up and sold into the buying. They ran an Oxford Investment Club email campaign and our stock went up to $7.44. As a result of the campaign, we had a valuation in excess of $200 million when we hadn’t yet released our first product. I believe, although not for certain, that the primary reason this happened was that the consultants we hired to manage this process, did not adequately tie-up all shareholders in the original public company from selling. Our plan is to change our company name to “Inspired Media & Entertainment” sometime within the next few months and reposition the company. Learning from this lesson, we intend to make the name change with an appropriate campaign to inform the public about the new business, and how Left Behind is now only one of three brands. We have already changed our trade name and are currently working through the official process with the US Trademark & Patent office.

Lesson #2 – A Board with appropriate experience

Our Board was made up originally about 6 years ago with one investor and three business professionals. When the company went public, we should have brought in a new Board. At the time, all investors, employees, management team…everyone thought our success was eminent…and it appeared our stock price was a reflection of eminent success! That was nearly 2 years ago. After our initial launch was not successful, I asked the Board to resign with the intent to add more experience to our team. None of them had any “relevant” public company or media business experience. There was resistance at every turn for 9 months before a majority of our shareholders assigned a new Board of Directors. We lost valuable time as our previous Board neither contributed assistance or brought resources to help. Thankfully, in December 2007, our new three board member team was established and includes myself, Leslie Bocskor (former investment banker) and Michael Knox (a former partner who is currently VP of one of the largest audio advertising companies on the Internet). Learning from these lessons, we now have a Board with relevant public and media company experience. We intend to grow our board by two additional members in the next year.

Lesson #3 - The Opposition

Prior to our launch, some people who spoke out in opposition about our games and the religious context became so prolific that a nationwide controversy was started. To our benefit, we attained national and international media attention. We found ourselves interviewed on programs watched by millions of viewers numerous times. The blogs online became veracious in their comments about our game. They alleged that our games promoted “faith-based killing” and “points for killing Muslims”. The truth is that the term Christian or Muslim are not even in the game; instead, we use the word “Believer” to refer to the members of the Tribulation Force. Any killing (in which a guy falls over) has no blood, no gore, nothing of the sort. The game is rated T for teenagers. Most importantly, this is the first game in history where guns can be used, but not required to win the game. In fact, killing results in losing points and makes winning much more difficult.

We recently found a large non-profit organization which has taken credit for damaging the value of our company. In the months leading up to our first release date in November of 2006, and during a two week period in the heart of the Christmas shopping season, the propaganda campaign organized by fringe leftist groups changed that attitude of anticipation into one of deep offense.  In their own words, these groups convinced the public that Left Behind: Eternal Forces was actually an attempt to brainwash children to become mindless drones of the Christian Right and an attempt to establish theocracy in America. Rather than get into the details here, we have completed a 20 page investigative report tying three primary organizations together. We are currently seeking to find a law firm to take this on contingency. Having said this, you can be certain that we have enough understanding not to allow ourselves to get wrapped into the pitfall of a time-consuming lawsuit to the detriment to the company.

We have learned from this experience to speak out about how we have gained widespread support from ministries and churches throughout the USA, including the Billy Graham Evangelistic Association and Focus on the Family.

Here are only a few quotes of numerous quotes:

- Dallas Anderson of Billy Graham Evangelical Association says, “one of the geniuses of the Left Behind game is that it gives gamers a chance to see the consequences of poor decisions ...we’re pretty excited to see that the LEFT BEHIND games were designed to provide positive moral input to a youthful generation which would otherwise not hear it.”

- LEFT BEHIND author Tim LaHaye says, “ ... for those who are into video games, Eternal Forces is the #1 most powerful vehicle for their hearts and minds that’s been invented in our lifetime.”

- Focus on the Family (Breakaway Magazine) says, “Overall, this is a positive faith building game worth your time and money.”

- Founder of Concerned Women for America, Beverly LaHaye says, “Here is a game we heartily recommend.”

Here are only a few quotes we use from the mainstream media:

- ArsTechnica.com says, “Many groups have made inaccurate statements about this game that need to be corrected. For one thing, it is not particularly violent. While there are violent aspects of the game, the game makes it clear that shooting is the last resort. Second, it is not hateful to other religions. It does have an agenda, and I think you need to know that going in, but there's no bashing of other faiths.” and “…the game is fun, it'll keep parents happy with its light levels of violence, and it'll be sold at video game stores, religious book stores, and everywhere else people spend money on God. This game will certainly get the message out.” http://arstechnica.com/reviews/games/leftbehind.ars

- Wired Magazine says, “So the great surprise of LEFT BEHIND: Eternal Forces is that it actually kind of rocks...few titles are as ambitious and as polished as this title.”  http://www.wired.com/news/culture/0,72071-0.html

- IGN says, "To keep the balance of power in your favor, you'll have to find non-violent ways to avoid getting killed. Your units will definitely fight back in a life or death situation but, for the most part, you want to either avoid your enemies or have a ready plan to convert to your side using musicians and disciples. This gets much harder as the game progresses.” http://pc.ign.com/articles/745/745956p1.html

Learning from the lessons of opposition, we acquired the distribution rights to our Charlie Church Mouse games and continue to expand our product line with new games like Keys of the Kingdom. When marketing the Left Behind brand, we focus on the support we have from trusted churches & ministries so that we still benefit from the millions of fans of the novel series. In all our public relations communications, we now emphasize the widespread grass-roots support we have from ministries and churches throughout and make mention about comments from the mainstream press supporting our products.

Lesson #4 – Corporate Name

Everyone associated with the original business was sure that the Left Behind brand would be the root of the company’s success. Accordingly, the business was built-up to support ‘anticipated’ demand for Left Behind products. Even our company name reflects this original belief. But investors who are not familiar with the novel series have informed us that the name, “Left Behind Games” is negative. They’ve asked why not a name like “Miles Ahead Games”. As a result, we’ve learned how important it is that our company name reflect the business and not a particular brand name. For this reason, we will shortly change our name to “Inspired Media & Entertainment”. Although we are already using this as our trade name within the marketplace, we are working through the process with the US Trademark & Patent office.

Lesson #5 – Product Diversification

Expanding beyond a one product company, we have expanded our product line as follows.

•

Left Behind: Eternal Forces ($5.00) rated T for Teen (current marketing promotion)

•

Left Behind II: Tribulation Forces ($9.97) rated T for Teen

•

Charlie Church Mouse: Preschool ($14.97) rated E for Everyone

•

Charlie Church Mouse: Kindergarten ($14.97) rated E for Everyone

•

Charlie Church Mouse: Early-Elementary ($14.97) rated E for Everyone

•

Keys of the Kingdom ($9.97) rated E for Everyone

Lesson #6: Sales & Distribution

The Mainstream Channel

Problem #1) Master Distributor and Inventory Management: Our initial launch was focused on the mainstream retailers, including Best Buy, Target, Wal-Mart, etc… As a small company, we can not have direct accounts with these retailers, so we were forced to sign an agreement with a ‘master distributor’; we chose CokeM. The agreement was negotiated by a great team; James Cook (our former corporate counsel; former counsel for Atari years ago); David Klein (the former VP of Sales of Electronic Arts; the world’s largest video game maker); and Dereck Wong (a successful manufacturer’s representative in the video game business for more than 25 years). The agreement with CokeM included their provision to buy all necessary inventory. Everyone thought it was great. But as things panned out, we built too much inventory and as a result of our mutual agreement, CokeM was incentivized to ‘prevent’ us from doing any ‘retail marketing’ because it would delay CokeM from recouping the money they paid in advance for our inventory. And to this day, they still have not recouped the amount they spent on inventory because we built too many games. We have not received a single dollar in cash from the mainstream channel. Instead, we still owed CokeM for excess inventory which has been reflected in our A/P. As a fortunate circumstance, due to a recent warehouse fire at CokeM, they received a settlement from their insurance company eliminating our debt to them.

Problem #2) Major Retailers require quick sell-through or they require discounts: There is enormous pressure in the mainstream channel for games to sell quickly. When products do not sell quickly, the major retailers insist upon receiving a discount for all unsold inventory. In fact, it seemed that every other month that games did not sell through, the major retailers would demand another discount until we were essentially giving them the games in lieu of returning unsold inventory. Although retailers like Target sold through their inventory very nicely, this was not the case most of the time.

Problem #3) Lack of Depth at Retail: We spent more than a million dollars advertising the original Left Behind game. We ran ads on the Internet, Radio and on Television. In fact, in 21 markets, we ran televisions ads right after Joel Osteen’s program. For those of you who don’t know, Joel is America’s #1 most popular Pastor on television. At retail, our research shows that many people who saw or heard our advertisements went to the store to buy. But far too many times because we did not have enough games on the shelves, and because restocking does not occur daily, people could not find our games.

Problem #4) Getting Paid: In early 2008, we signed a non-exclusive distribution agreement in this channel with Victory Multimedia. In similar fashion, they have failed to meet their payment obligations of Net 120. This has been typical within this channel. For example, just a couple of months ago we finally received payment from GameStop in the amount of $45K for games sold nearly 2 years earlier. And recently, we received an $8K payment from ASD distributors in Canada for games sold to Best Buy there nearly 2 years ago.

We’ve learned three valuable lessons from this experience in the mainstream channel: 1) as we sell into the major retailers this year, unless we have the money and adequate depth of our product on the shelves at retail, we’ll limit ourselves to ship just 50% of what they order. In this way, we will minimize discounts and maximize our profits; 2) we must have greater depth at retail before we ever launch another national marketing campaign. 3) We now control and ship our own inventory directly. We also currently have sufficient inventory of our entire product line to meet upcoming orders; 4) getting paid from this channel requires the expenditure of capital which may not be provided back to us for more than a year. Therefore, are products are now listed with Ingram Entertainment and can be purchased by more than 10,000 retail locations. For more information, go to: http://www.ingramentertainment.com/aboutiei.html.

The Christian Marketplace

Originally, our former Sales Team had created a special version of the product with a $54.95 retail price point, which included a Teen Metal Bible. When our released the first product on November 7th, 2006, we expected our games to arrive through two primary Christian distributors to retailers throughout the USA. Unfortunately, most stores did not receive their games until the week of Christmas.

Faced with failure in both marketplaces, we asked ourselves then, “Is there really a market for our products?” To find out, we ran test upon test upon test between March and June of 2007, directly to the Christian consumer through telesales and through local retailers of any type of business.

Direct Consumer Test: After many efforts, we found that by cold-calling Christian households by phone, and by using the term “Christian publisher” in an introduction, a telesales person could actually have a conversation with 30% of people that answered. In the end, we could not figure out how to monetize this with our limited product at the time. At some point in the future, this information may be helpful as our product line is expanded.

Retailer Test: After future efforts to have retailers carry our games, we found that store owners would happily take in our product, but products were only selling in stores where the owner was a Christian. We also learned that retailers wanted less expensive product than the $54.95.

We learned from the results of these two tests, that owners of Christian book stores were a perfect match to the demographics where our games were selling, and that our new price points had to be reduced in the Christian channel from $54.95 to $29.95 and $19.95. We then sought out and have built our own direct-to-store distribution to more than 1500 retailers.

After building our direct-to-store distribution, we’ve since come to learn that most of these small retailers are not honoring their Net 60 terms or were informed they had more time by a few of our zealous sales team members.

In a recent test to 60 stores in July-August of 2008, we have concluded that our games will sell-through must faster and build retailer demand based upon lower prices. For example, several stores which had sold 3-4 games in the past 8 months, sold as many as 12 games in one week under the new pricing structure.

We’ve learned the importance of better prices to all our Christian retailers. Accordingly, we have launched an aggressive cost-cutting campaign to move through all the inventory in the channel and build up new demand for our products.

In the later part of 2007 and early part of 2008, we had built a direct-sales and marketing group who spent 4000 hours contacting and selling to Christian retailers. Although this has provided tremendous sell-in and resulted in the most comprehensive database of Christian retailers in the industry, the cost was prohibitive due to the lack of payment from retailers. Accordingly, we have launched an Independent Rep selling program in which we pay commissions only.

In the later part of 2007 and throughout 2008, we had sought to build a grass-roots movement to drive sales at retail through the churches. That program has proved to be cost-prohibitive. Switching gears in our marketing efforts to churches, we recently launched a Church Fundraising Program in a limited email marketing launch to 3500 churches. As a result, we’ve discovered our most profitability business model so far. We are also in discussions with InServiceAmerica, the marketing firm which launched the Passion of the Christ movie, to launch our campaign to the most than 350,000 churches throughout America.

Lesson #7: Capital Formation

Raising additional capital while our stock price declines: In November of 2006, myself and our CFO were determined to raise more cash at that time, but we pressed in with resistance from other members of management and a Board member before we were given the authority to raise more capital. We know the best time to raise capital is when valuation is high and when you don’t think you need it. As a result of the delay, we did not begin to raise more capital until our stock was seriously declining. So, we continued to offer additional stock to shareholders at lower and lower prices. This has resulted in dilution as follows:

Original Outstanding Stock:

approx 35 million shares

Current Outstanding Stock:

approx 135 million shares + 30 million shares (management incentives)

Convertible Stock Options:

approx 100 million shares (these are not likely to convert unless our stock price goes up)

The lessons learned here are that whenever possible, we should enter into Convertible Note agreements with shareholders. The reason is that investors generally only convert to shares when the company is performing and the stock is going up. In this case, dilution (more shares outstanding) is not a problem because the circumstances involving dilution occurs when the stock price and value of everyone’s stock is going up. And for the benefit of our shareholders, these agreements provide more security as a debtor. This concept was developed when our new Board was instituted in December 2007. As a result, we have minimized dilution substantially, compared to the previous 4 months, but have taken on additional debt in the form of these convertible notes.

We are currently seeking to raise what we believe will represent our last $400K of capital before reaching profitability. So far, $150K has been committed by one of our largest investors. These funds shall be raised through a new private placement.

In Summary

We continue to pursue success relentlessly. As a pioneer in this new industry known as Christian video games, we continue to learn through the process of trial and error.

We have a more experienced Board of Directors, our own distribution network of more than 1500 stores from our database of 4400 stores; and product listings with Ingram Entertainment, which makes our games available to more than 10,000 retailers without the capital risk to the company. As we seek to lower prices at retail and pursue our new Church Fundraising program, we remain focused on the fundamentals necessary to strengthen our balance sheet, increase revenue and attain profitability.

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Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements which express the current beliefs and expectations of Left Behind Games’ management, including the expectation of improved sales of the company’s products. Such statements are subject to a number of known and unknown risks and uncertainties that could cause Left Behind Games’ future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of Left Behind Games' Form 10-KSB for the year ended March 31, 2006, which is on file with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.